UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 19, 2021

ONCOSEC MEDICAL INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Nevada	000-54318	98-0573252
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3565 General Atomics Court, Suite 100

San Diego, California 92121

24 North Main Street

Pennington, NJ 08534-2218

(Address of Principal Executive Offices)

(855) 662-6732

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act.

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

[ ]	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ONCS	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

On January 19, 2021 OncoSec Medical Incorporated, a Nevada corporation (the “Company”), and Sirtex Medical, Inc., a Delaware corporation (“Sirtex” and together with the Company, the “Parties”), announced that they entered into a Co-Promotion Agreement (the “Agreement”). Under the terms of the Agreement, Sirtex will pay the Company $5 million for a non-exclusive option (the “Option”) to co-promote TAVO in combination with KEYTURDA® in patients with anti-PD-1 checkpoint refractory metastatic melanoma in the U.S (the “Co-Promotion Rights”). Upon exercising the Option, Sirtex shall pay the Company an additional $20 million in cash and purchase $5 million of the Company’s common stock at market price. The Option carries an eight-year term (the “Term”) and must be exercised by Sirtex within ninety (90) days of the Company’s filing of a Biologics License Application (the “BLA”) with the U.S. Food and Drug Administration (the “FDA”). The Company reserves the right to buy back the Co-Promotion Rights at a price determined by the number of years remaining in the Term, which amount shall not exceed $45 million. If exercised, the Option would require Sirtex to field a sales force to promote TAVO among certain key target audiences, with training materials to be provided by the Company. The Parties will share the sales and marketing costs, with the Company assuming approximately two-thirds of such costs and Sirtex assuming approximately one-third. The Company will pay Sirtex a high-teens royalty on U.S. net sales. The Parties will establish a joint sales and marketing committee, with the Company retaining final decision-making authority for all matters relating to TAVO, including but not limited to, pricing, supply terms, manufacturing and clinical trials. Additionally, the Company shall invoice and book all sales. The Agreement will terminate (i) if Sirtex does not exercise the option within ninety (90) days following receipt of a complete copy of the final BLA filed by the Company with the FDA or (ii) upon the eighth anniversary of the first approval of a BLA by the FDA for marketing and use of the relevant product in the relevant territory, in each case unless otherwise extended by the parties.

A copy of the press release announcing entry into the Agreement is being furnished as Exhibit 99.1 to this report.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is furnished as part of this report:

Exhibit Number	Description
99.1	Press Release issued by OncoSec Medical Incorporated, dated January 19, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOSEC MEDICAL INCORPORATED
(Registrant)

Date: January 19, 2021	By:	/s/ Daniel J. O’Connor
	Name:	Daniel J. O’Connor
	Title:	Chief Executive Officer and President